                          SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[     ]   Preliminary Proxy Statement
[ X  ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         American Power Conversion Corporation
              (Name of Registrant as Specified in Its Charter)

                         American Power Conversion Corporation
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X  ]    No fee required.
[    ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1) Title of each class of securities to which transaction applies: not applicable

     (2) Aggregate number of securities to which transactions applies: not applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: not applicable

     (4)  Proposed maximum aggregate value of transaction:  not applicable

     (5)  Total fee paid:

[    ]    Fee paid previously with preliminary materials:

[    ]    Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously paid:  not applicable

     (2)  Form, Schedule or Registration Statement No.:  not applicable

     (3)  Filing party:  not applicable

     (4)  Date filed:  not applicable

                    American Power Conversion Corporation

                                P.O. Box 278
                            132 Fairgrounds Road
                           West Kingston, RI 02892


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




To the Shareholders:

     The Annual Meeting of Shareholders of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), will be held on Friday, May 1, 1998 at 10:00 a.m., local time, in the University Ballroom of the Radisson Airport Hotel located at 2081 Post Road, Warwick, Rhode Island 02886 for the following purposes:

1.   To fix the number of directors at five.

2.   To elect a Board of Directors for the ensuing year.

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders of record at the close of business on March 13, 1998, will be entitled to vote at the meeting or any adjournments thereof.


                              By Order of the Board of Directors,


                              Emanuel E. Landsman,
                              Clerk

March 23, 1998




    SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN

             IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                    AMERICAN POWER CONVERSION CORPORATION

                                P.O. Box 278
                            132 Fairgrounds Road
                           West Kingston, RI 02892




                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on May 1, 1998


     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, May 1, 1998 at 10:00 a.m., local time, in the University Ballroom of the Radisson Airport Hotel located at 2081 Post Road, Warwick, Rhode Island 02886 (the "Meeting").

     Only shareholders of record as of the close of business on March 13, 1998 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 95,316,971 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by delivering written notice to the Clerk of the Company at any time before it is exercised or by delivering a later executed proxy to the Clerk of the Company at any time before the original proxy is exercised.

     Each of the persons named as proxies in the proxy is a director and officer of the Company. All properly executed proxies returned in time to be cast at the Meeting will be voted. With respect to the election of a Board of Directors, any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon a proposal to fix the number of directors at five. All proxies will be voted in accordance with shareholders' instructions, and if no choice is specified, the shares represented by the enclosed proxy will be voted FOR the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum at the Meeting. A Onon-voteO occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the Meeting. All other matters being submitted to shareholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker Onon-voteO shares are not so included.

     The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1997, is being mailed together with this proxy statement to all shareholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 23, 1998.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of February 15, 1998, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding shares of Common Stock of the Company outstanding at such date, (ii) by each director or nominee for director of the Company,
(iii) by each executive officer named in the Summary Compensation Table on page 8, and (iv) by all directors, nominees for director and executive officers of the Company as a group.

    Name and Address       Amount and Nature            Percentage of Common
   of Beneficial Owner  of Beneficial Ownership(1)      Stock Outstanding(2)

State of Wisconsin               5,942,000(3)              6.2%
Investment Board
P.O. Box 7842
Madison, WI 53707

AMVESCAP PLC                     5,188,100(4)              5.4%
11 Devonshire Square
London EC2M 4YR
England

American Power Conversion        4,844,774(5)              5.1%
Corporation Employee Stock
Ownership Plan
P.O. Box 278
132 Fairgrounds Road
West Kingston, RI 02892

Rodger B. Dowdell, Jr.           9,655,309(6)             10.1%
American Power Conversion
Corporation
P.O. Box 278
132 Fairgrounds Road
West Kingston, RI 02892

Neil E. Rasmussen                5,228,733(7)              5.5%
APC America, Inc.
755 Middlesex Turnpike
Billerica, MA 01862

Emanuel E. Landsman              1,437,482(8)              1.5%
APC America, Inc.
755 Middlesex Turnpike
Billerica, MA 01862

James D. Gerson                    283,488(9)               *
c/o Hudson Capital
780 Third Avenue
New York, NY 10017

Ervin F. Lyon                     652,790(10)               *
270 North Haverhill Road
Kensington, NH 03833-5503

Edward W. Machala                  46,753(11)               *
APC America, Inc.
P.O. Box 278
132 Fairgrounds Road
West Kingston, RI 02892

David P. Vieau                     46,395(12)               *
American Power Conversion
Corporation
P.O. Box 278
132 Fairgrounds Road
West Kingston, RI 02892

Donald M. Muir                     13,910(13)               *
American Power Conversion
Corporation
P.O. Box 278
132 Fairgrounds Road
West Kingston, RI 02892

All directors and              17,444,038(14)             18.3%
executive officers as
a group (9 persons)

*Less than 1.0%

(1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares listed.

(2) The number of shares of Common Stock deemed outstanding on February 15, 1998 includes (i) 95,281,954 shares outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days thereafter by the person or group in question.

(3) This information was obtained from a filing made with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended.

(4) Represents shares deemed to be beneficially owned by Amvescap PLC as the parent corporation to AVZ, Inc., AIM Management Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisors, Inc., INVESCO MIM Management Limited, INVESCO Asset Management Limited. Information stated above was as of December 31, 1997 and was obtained by the Company from a filing made with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended.

(5) The Company's Employee Stock Ownership Plan (the "ESOP") currently holds an aggregate of 4,844,774 shares, all of which are allocated to participant employeesO accounts. Under the terms of the ESOP Trust, established pursuant to the terms of the ESOP, the trustees must vote the allocated shares in accordance with the instructions of the participant employees. Any shares with respect to which voting instructions have been sought, but not timely received, are not voted by the trustees.

(6) Includes 375,713 shares of Common Stock currently allocated to Mr. Dowdell under the Company's ESOP. Does not include any shares held by the ESOP other than the shares allocated to Mr. Dowdell's account. The ESOP currently holds an aggregate of 4,844,774 shares. Mr. Dowdell is a trustee of the ESOP and as such, may be deemed to be a beneficial owner of the shares currently held by it. Mr. Dowdell disclaims beneficial ownership of such shares, other than the shares allocated to him. Also includes 84 shares currently allocated to Mr. Dowdell under the CompanyOs 401(k) Plan.

(7) Includes 303,649 shares of Common Stock currently allocated to Mr. Rasmussen under the Company's ESOP. Does not include any shares held by the ESOP other than the shares allocated to Mr. Rasmussen's account. The ESOP currently holds an aggregate of 4,844,774 shares. Mr. Rasmussen is a trustee of the ESOP and as such, may be deemed to be a beneficial owner of the shares currently held by it. Mr. Rasmussen disclaims beneficial ownership of such shares, other than the shares allocated to him.

(8) Includes 126,317 shares of Common Stock currently allocated to Dr. Landsman under the Company's ESOP. Also includes 71 shares currently allocated to Dr. Landsman under the CompanyOs 401(k) Plan. Does not include 15,000 shares held by a trust for the benefit of certain family members or 70,000 shares held by the Landsman Charitable Trust. Dr. Landsman disclaims beneficial ownership of the shares held by such trusts.

(9) Includes 20,000 shares of Common Stock issuable to Mr. Gerson pursuant to options which may be exercised within the next 60 days. Does not include 4,000 shares held by Mr. Gerson's wife for the benefit of his children. Mr. Gerson disclaims beneficial ownership of the shares held by his wife for the benefit of his children.

(10) Includes 20,000 shares of Common Stock issuable to Dr. Lyon pursuant to options which may be exercised within the next 60 days. Does not include 49,742 shares held by a trust for the benefit of Dr. Lyon's daughter. Dr. Lyon disclaims beneficial ownership of the shares held by such trust.

(11) Includes 46,553 shares of Common Stock currently allocated to Mr. Machala under the Company's ESOP. Does not include any shares held by the ESOP other than the shares allocated to Mr. Machala's account.
     The ESOP currently holds an aggregate of 4,844,774 shares. Mr. Machala is a trustee of the ESOP and as such, may be deemed to be a beneficial owner of the shares currently held by it. Mr. Machala disclaims beneficial ownership of such shares, other than the shares allocated to him.

(12) Includes 8,344 shares of Common Stock currently allocated to Mr. Vieau under the Company's ESOP. Also includes 51 shares currently allocated to Mr. Vieau under the CompanyOs 401(k) Plan.

(13) Includes 1,223 shares of Common Stock currently allocated to Mr. Muir under the Company's ESOP. Also includes 187 shares currently allocated to Mr. Muir under the Company's 401(k) Plan.

(14) Includes (i) 40,000 shares issuable to certain officers and directors of the Company pursuant to options which may be exercised within the next 60 days, (ii) 877,154 shares allocated to the accounts of the officers of the Company under the Company's ESOP, and (iii) 393 shares allocated to the accounts of the officers of the Company under the CompanyOs 401(k) Plan. Also see footnotes (6) through (13).


NUMBER AND ELECTION OF DIRECTORS

     At the Meeting, the shareholders will vote on fixing the number of directors at five and electing the entire Board of Directors. The directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

     Shares represented by all proxies received by the Board of Directors and not so marked as to oppose or abstain from voting on fixing the number of directors will be voted for fixing the number of directors for the ensuing year at five.

     Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees is unable or unwilling to serve) for the election of the nominees named in the table below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

All of the nominees are currently directors of the Company and were elected at the Annual Meeting of Shareholders held on April 21, 1997. The following table sets forth the year each nominee first became a director of the Company and the positions each nominee currently holds with the Company.

  Nominee's or Director's Name and Year          Position(s) Held
Nominee or Director First Became Director          with Company

Rodger B. Dowdell, Jr.  1985       President, Chairman of the Board of
                                   Directors and Chief Executive Officer

Emanuel E. Landsman     1981       Vice President, Clerk and Director

Neil E. Rasmussen       1981       Vice President, Chief Technical
                                   Officer and Director

Ervin F. Lyon           1981       Director

James D. Gerson         1988       Director

     THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR FIXING THE NUMBER OF DIRECTORS AT FIVE AND ELECTING ALL OF THE NOMINEES NAMED IN THE TABLE ABOVE AS A DIRECTOR OF THE COMPANY.


Meetings of the Board of Directors and Committees

     The Board of Directors met four times and took action by unanimous written consent two times during the fiscal year ended December 31, 1997.

     The Company's Compensation and Stock Option Committee, comprised of Messrs. Gerson and Lyon, met two times and took action by unanimous written consent four times during the fiscal year ended December 31, 1997. The Compensation and Stock Option Committee makes recommendations to the Board of Directors regarding compensation and benefits for employees, consultants and directors of the Company, determines the compensation of executive officers and is responsible for the administration of the Company's 1987 Stock Option Plan, 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan and 1997 Employee Stock Purchase Plan.

     The Company's Audit Committee, comprised of Messrs. Gerson and Lyon, met once during the fiscal year ended December 31, 1997. The Audit Committee oversees the accounting, tax and financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors.

     The Company does not currently have a standing Nominating Committee.

     During the fiscal year ended December 31, 1997, all of the directors attended at least 75% of the total number of meetings held by the Board of Directors, and all of the members of the Compensation and Stock Option Committee and the Audit Committee attended all of the meetings of such committees.

Compensation of Directors

     As compensation for serving on the Board of Directors, each non-employee director is paid $20,000 per year and $1,500 for each meeting attended. Non-employee directors are also reimbursed for reasonable expenses incurred while attending meetings.

     On February 25, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "1993 Director Plan"), subject to approval by the Company's shareholders, which approval was granted on May 20, 1993. The 1993 Director Plan provides for a one-time grant of a stock option to purchase 20,000 shares of common stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company. An option was granted to each of Messrs. Gerson and Lyon, the two members of the Board of Directors entitled to participate in the 1993 Director Plan. Such options have an exercise price of $12.00 per share, the fair market value of the Company's common stock on the date of grant. Each director can currently exercise an option to purchase up to 20,000 shares of common stock.

     On February 12, 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Director Stock Option Plan (the "1997 Director Plan"), subject to approval by the Company's shareholders, which approval was granted on April 21, 1997. The 1997 Director Plan authorized the grant on April 21, 1997 and each February 12th thereafter of an option to purchase 10,000 shares of Common Stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company. Accordingly, options were granted on April 21, 1997 and on February 12, 1998 to each of Messrs. Gerson and Lyon, the two members of the Board of Directors entitled to participate in the 1997 Director Plan. Such options have exercise prices of $21.75 and $28.50 per share, respectively, the fair market value of the Company's common stock on each date of grant. None of the options granted under the 1997 Director Plan are currently exercisable.


Occupations of Directors

     The following table sets forth the names of all nominees for directors and all current directors, their ages and present position(s) with the Company.

         Name            Age                 Position(s)

Rodger B. Dowdell, Jr.   48      President, Chief Executive Officer and
                                 Chairman of the Board of Directors

Emanuel E. Landsman      61      Vice President, Secretary, Clerk and
                                 Director

Neil E. Rasmussen        44      Vice President, Chief Technical Officer,
                                 and Director

Ervin F. Lyon(1) (2)     62      Director

James D. Gerson(1) (2)    54     Director

(1)  Member, Compensation and Stock Option Committee
(2)  Member, Audit Committee

     The By-laws of the Company provide that each director is elected to hold office until the next annual meeting of shareholders, and until his successor is chosen and qualified. The officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders, and hold office until their respective successors are chosen and qualified.

     Rodger B. Dowdell, Jr. joined the Company in August 1985 and has been President and a Director since that time. From January to August 1985, Mr. Dowdell worked for the Company as a consultant, developing a marketing and production strategy for Uninterruptible Power Supply products. From 1978 to December 1984 he was President of Independent Energy, Inc., a manufacturer of electronic temperature controls.

     Emanuel E. Landsman has been Vice President, Clerk and a Director of the Company since its inception. From 1966 to 1981, Dr. Landsman worked at Massachusetts Institute of Technology's Lincoln Laboratory ("M.I.T."), where he was in the Space Communications Group from 1966 to 1977 and the Energy Systems Engineering Group from 1977 to 1981.

     Neil E. Rasmussen became Chief Technical Officer of the Company in 1997, and has been Vice President of Engineering and a Director of the Company since its inception. From 1979 to 1981, Mr. Rasmussen worked in the Energy Systems Engineering Group at M.I.T.'s Lincoln Laboratory.

     Ervin F. Lyon has been a Director of the Company since its inception. From September 1986 to March 1993, Dr. Lyon worked for M.I.T's Lincoln Laboratory, from which he retired in March 1993. From the inception of the Company through August 1985, Dr. Lyon was President and Chairman of the Company. From 1977 to 1981, Dr. Lyon was a member of the technical staff at M.I.T's Lincoln Laboratory.

     James D. Gerson has been a Director of the Company since August 1988. Mr. Gerson has been Senior Vice President of Fahnestock & Co. for more than five years and is currently the Portfolio Manager of the Hudson Capital Appreciation Fund, a mutual fund. Mr. Gerson is also a member of the Board of Directors of Ag Services of America, Inc., Arguss Holdings Inc. (formerly known as Conceptronic, Inc.), Energy Research Corporation, Hilite Industries, Inc. and Computer Outsourcing Services, Inc.

     There are no family relationships between directors and executive officers of the Company, except that Mr. Dowdell is the uncle of Aaron L. Davis, Vice President of Marketing and Communications.


EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were at December 31, 1997 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

Summary Compensation Table

                             Annual Compensation(1)
                                                Securities
Name and                                        Underlying    All Other
Principal Position     Year  Salary Bonus($)(3) Options/SARs Compensation

Rodger B. Dowdell, Jr.  1997 $499,000  $443,112        0       $4,872(4)
Chief Executive Officer,1996  398,000   398,000        0       24,980(4)
President and Director  1995  392,000   216,000        0       22,728(4)

Neil E. Rasmussen       1997  289,000   256,632        0        2,000(5)
Vice President of       1996  259,000   259,000        0       24,350(5)
Engineering and Director1995  259,000   144,000        0       22,728(5)

Edward W. Machala       1997 289,000  256,632          0        1,660(6)
Vice President,         1996 259,000  259,000          0       24,030(6)
Operations and Treasurer1995 259,000  144,000          0       22,728(6)

Donald M. Muir          1997 240,000  213,120          0       24,248(7)
Chief Financial Officer 1996 165,000  165,000          0       47,852(7)
                        1995  62,885   30,000          0        9,000(7)

David P. Vieau          1997 289,000  256,632          0        2,033(8)
Vice President,         1996 145,000  181,250          0       23,440(8)
WW Business Development 1995 138,232   50,000          0       22,614(8)

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long term incentive plan payouts during the fiscal years ended December 31, 1997, 1996 and 1995.

(3) Includes bonus payments earned by the Named Officers in the year indicated, for services rendered in such year, which were paid in the subsequent year.

(4) Includes $22,500 and $22,500, respectively, the market value of the shares of Common Stock contributed to the ESOP on behalf of Mr. Dowdell for fiscal years ended December 31, 1996 and 1995; $2,720, $2,480 and $228, respectively, in premiums on a term life insurance policy for Mr. Dowdell's benefit for fiscal years ended December 31, 1997, 1996 and 1995; and $2,152 contributed to Mr. DowdellOs account by the Company pursuant to the American Power Conversion Corporation 401(k) Plan (the "401(k) Plan") for fiscal year ending December 31, 1997.

(5) Includes $22,500 and $22,500, respectively, the market value of the shares of Common Stock contributed to the ESOP on behalf of Mr. Rasmussen for fiscal years ended December 31, 1996 and 1995; and $2,000, $1,850 and $228, respectively, in premiums on a term life insurance policy for Mr. Rasmussen's benefit for fiscal years ended December 31, 1997, 1996 and 1995.

(6) Includes $22,500 and $22,500, respectively, the market value of the shares of Common Stock contributed to the ESOP on behalf of Mr. Machala for fiscal years ended December 31, 1996 and 1995; and $1,660, $1,530 and $228, respectively, in premiums on a term life insurance policy for Mr. Machala's benefit for fiscal years ended December 31, 1997, 1996 and 1995.

(7) Mr. Muir joined the Company on July 26, 1995 as Chief Financial Officer. His compensation includes $22,500, the market value of the shares contributed to the ESOP on behalf of Mr. Muir for fiscal year ending December 31, 1996; $353, $1,352 and $250, respectively, in premiums on a term life insurance policy for Mr. Muir's benefit for fiscal years ended December 31, 1997, 1996 and 1995; and $18,790, $5,550 and $8,750 of relocation assistance for fiscal years ending December 31, 1997, 1996 and 1995; and $5,105 contributed to Mr. Muir's account by the Company pursuant to the CompanyOs 401(k) Plan for fiscal year ending December 31, 1997.

(8) Mr. Vieau was appointed Vice President of Worldwide Business Development in October 1995 after serving as Vice President of Marketing from October 1991 through June 1995. His compensation includes $22,500 and $22,500, respectively, the market value of the shares of Common Stock contributed to the ESOP on behalf of Mr. Vieau for fiscal years ended December 31, 1996 and 1995; $695, $940 and $228, respectively, in premiums on a term life insurance policy for Mr. Vieau's benefit for fiscal years ended December 31, 1997, 1996 and 1995; and $1,338 contributed to Mr. Vieau's account by the Company pursuant to the CompanyOs 401(k) Plan for fiscal year ending December 31, 1997.

Option Grants in the Last Fiscal Year

     The following table sets forth grants of stock options pursuant to the Company's 1997 Stock Option Plan granted during the fiscal year ended December 31, 1997 to the Named Officers. The Company did not grant any stock appreciation right to the Named Officers during the fiscal year ended December 31, 1997.

                                                   Potential Realizable Value
                                                     at Assumed Annual Rates
                                                   of Stock Price Appreciation
             Individual Grants(1)                       for Option Term(2)
--------------------------------------------------    ------------------------
                       Percent of Total
               Options  Options Granted Exercise or
               Granted  to Employees in   Base       Expiration
Name            (#)     Fiscal Year    Price ($/Sh)    Date     5%($)     10%($)
----            ---     -----------    -----------     ----     -----     ------

Rodger B.
Dowdell, Jr.     129,000   6.65%        $19.50     7/10/07 $1,581,983 $4,009,059

Neil E.
Rasmussen         47,000   2.42%         19.50     7/10/07    576,382  1,460,665

Edward W.
Machala           20,000   1.03%        16.625     4/30/07    209,107    529,919
                  27,000   1.39%        19.50      7/10/07    331,113    839,105

Donald M.
Muir              16,000   0.83%        16.625     4/30/07    167,286    423,935
                  25,000   1.29%        19.50      7/10/07    306,586    776,949

David P.
Vieau             17,000   0.88%        16.625     4/30/07    177,741    450,431
                  25,000   1.29%        19.50      7/10/07    306,586    776,949

(1) All options were granted by the Compensation and Stock Option Committee at "fair market value" determined as of the last business day for which prices are available prior to the date an option is granted and means the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Option Exercises and Fiscal Year-End Values

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1987 Stock Option Plan and the 1997 Stock Option Plan including (i) the number of shares purchased upon exercise of options in 1997, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 1997 and (iv) the value of such unexercised options at December 31, 1997:


Aggregated Option/SAR Exercises in Last Fiscal Year and December 31, 1997 Option Values

                              Number of Unexercised  Value of Unexercised
            Shares     Value      Options at        In-the-Money Options at
          Acquired on Realized December 31, 1997 (#) December 31, 1997 ($)(1)
Name      Exercise (#) ($)  Exercisable Unexercisable Exercisable Unexercisable
----      ------------ ---  ----------- ------------- ----------- -------------

Rodger B.
Dowdell, Jr.    --       --      --      129,000         --      $499,875

Neil E.
Rasmussen       --       --      --       47,000         --       182,125

Edward W.
Machala         --       --      --       71,090         --       582,908

Donald M.
Muir            --       --    12,500     67,450      $164,063    567,725

David P.
Vieau           --       --      --       55,000         --       397,160

(1) Value is based on the difference between option exercise price and the fair market value at December 31, 1997 ($23.375 per share as quoted on The NASDAQ Stock Market) multiplied by the number of shares underlying the option.

                    AMERICAN POWER CONVERSION CORPORATION
           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation policy is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is comprised of the Company's two non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of senior management.


General Compensation Philosophy

     The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's philosophy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation policy includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to the Company's current plans and objectives. Stock options are included to promote longer-term focus, to help retain key contributors and to more closely align their interests with those of shareholders.

     The Compensation Committee's executive compensation policy is designed to achieve the following objectives: (i) enhance profitability of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward above-average long-term corporate performance, (iv) recognize individual initiative and achievement, as well as teamwork and (v) assist the Company in attracting and retaining qualified executive officers.

Executive Officer Compensation Policy

     The Company's executive officer compensation policy generally consists of three elements: base salary, cash bonus and long-term incentive compensation in the form of stock options.

Cash Compensation
     Annual cash compensation consists of two elements: base salary and bonus. In setting the annual cash compensation for Company executive officers (other than the Chief Executive Officer), the Compensation Committee reviews compensation for comparable positions in a group of companies selected by the Compensation Committee for comparison purposes. Most of these companies are engaged in the manufacture and sale of computer hardware, peripherals and components. The Company also regularly compares its compensation practices with other leading companies through reviews of survey and proxy data.

     Increases in annual base salary are based on a review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company.

     The cash bonus is tied directly to the attainment of financial performance targets approved by the Compensation Committee. The ratio of bonus ("variable" pay) to base salary ("fixed" pay) varies significantly across the levels in the organization to reflect the ability of the individual to impact the performance of the Company and to absorb the risk of variable pay. The cash bonus is dependent solely on corporate performance.

     The purpose of the cash bonus is to recognize and reward the contribution of all executives in achieving the Company's goals and objectives. In fiscal 1997 the cash bonus provided for an annual payment based on the average of the Company's annual revenue and net income growth rates over the prior year. Each executive is assigned a Bonus Target equal to 60% of base salary. Depending on total company revenue and net income growth rate levels achieved, the cash bonus is paid as a multiple of the Bonus Target, ranging from zero to a maximum of 2.5.

     The Chief Executive Officer's employment agreement provides that his cash compensation shall be in accordance with the American Electronics Association's (AEA) standards for chief executive officers of similar size companies for salary and bonus. After determining such salary and bonus and comparing it to similar companies, the Compensation Committee believes the Chief Executive Officer's cash compensation is in accordance with the AEA standards.

Long-term Incentive Compensation
     Incentive compensation in the form of stock options is designed to provide long term incentives to executive officers (including the Chief Executive Officer) and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The Company's 1997 Stock Option Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options.

     The 1997 Stock Option Plan permits the Compensation Committee to grant stock options to eligible employees, including executive officers. During 1997, the Compensation Committee granted stock options to various employees. Options become exercisable based upon a vesting schedule tied to years of service. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time.

     During 1997, the Compensation Committee granted options potentially exercisable for a combined total of 344,000 shares of Common Stock to seven executive officers (including the Chief Executive Officer). The exercise price was equal to the stock market price on the date of grant. The options granted to each executive officer become exercisable ratably over the next four years subject to his continued employment with the Company.

     The Company also maintains an ESOP in which all executives participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the ESOP. The ESOP's assets are invested exclusively in the Company's Common Stock so as to further align employees' and shareholders' long-term financial interests. The Board of Directors approves the contributions to the ESOP. The Company did not make any contribution to the ESOP for fiscal 1997. There is a similar vehicle for employees in Ireland.

     The 1997 Employee Stock Purchase Plan is administered by the Compensation Committee and is intended to encourage ownership by all eligible employees of the Company and participating subsidiaries so that they may share in the growth of the Company. Eligible employees are those whose customary employment is more than 20 hours per week for more than five months in any calendar year. Eligible employees who elect to participate acquire stock options through payroll deduction, subject to certain limitations.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policy implemented and administered has contributed and will continue to contribute towards achieving this goal.


Tax Considerations
     Compensation paid to certain executive officers of the Company will be subject to the $1 million limitation on deductibility of compensation under
Section 162(m) of the Internal Revenue Code. It is not anticipated that any executive officer will receive compensation during 1998 which will not be deductible by reason of the limitation. This limitation will be considered by the Compensation Committee when it determines the amounts of compensation to be paid to executive officers in 1998 and subsequent calendar years.

     This report has been submitted by the members of the Compensation
Committee.


James D. Gerson

Ervin F. Lyon

PERFORMANCE GRAPH

     The following graph illustrates a five year comparison of cumulative total shareholder return among the Company, the University of Chicago's Center for Research in Security i.e. Prices ("CRSP") Index for the NASDAQ Stock Market and the CRSP Index for NASDAQ Electronic Components Stocks (SIC 367, a peer group index which includes electronic components companies). The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.


            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
THE COMPANY, THE NASDAQ STOCK MARKET AND NASDAQ ELECTRONIC COMPONENTS STOCKS



                             [INSERT GRAPH HERE]

                        1992     1993     1994      1995       1996      1997

Broad Market Index(1) $100.00  $114.00  $112.00   $158.70    $195.00   $239.50
Peer Group Index(2)    100.00   137.30   151.70    251.30     434.50    455.60
APCC                   100.00   169.60   117.00     67.90     194.60    168.80

Assumes $100 invested on 12/31/92.

(1)  CRSP Index for NASDAQ Stock Market
(2)  SRSP Index for NASDAQ Electronic Components Stocks

EMPLOYMENT CONTRACT

     The Company has entered into an employment agreement with its Chief Executive Officer. The agreement is automatically renewed annually unless either party notifies the other 60 days prior to the renewal date. Pursuant to the agreement, the Company pays the Chief Executive Officer an annual salary and a bonus which are based on the salaries and bonuses paid to Chief Executive Officers of electronics companies having approximately the same revenues as the Company. The Chief Executive Officer is obligated under the agreement not to compete with the Company while he is employed by the Company and for a period of one year thereafter. The Company does not have employment agreements with any other executive officers.


INDEPENDENT ACCOUNTANTS

     The Company has retained KPMG Peat Marwick LLP as its independent auditors for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP will be at the Meeting and will be given the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the shareholders.


SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all of its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities complied with all filing requirements applicable to them with respect to transactions during 1997, except that: (i) Mr. Davis filed one late Form 4 in connection with one transaction and failed to file one Form 4 in connection with one transaction, however, such transactions were subsequently reported on Mr. Davis' Form 5; (ii) Mr. Rasmussen filed a late Form 5 reporting one transaction; and (iii) Mr. John DiPippo, a former officer of the Company, filed a late Form 4 in connection with one transaction.


SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than November 23, 1998. It is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.


EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail or by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegram, following the original solicitation. The Company has retained Morrow & Co. Incorporated to assist in the solicitation of proxies, and will pay this company a fee of approximately $7,500, plus expenses.

               DIRECTIONS TO APCOS ANNUAL SHAREHOLDER MEETING


The meeting will take place on Friday, May 1, at 10:00 a.m. in the University Ballroom of the Radisson Airport Hotel, 2081 Post Road, in Warwick, Rhode Island. (Tel. 401-739-3000)


FROM I-95 NORTH OR SOUTH:

     + Take Exit 13  (towards T.F. Green Airport)
     + Take the Post Road Exit - at the end of the exit, turn left onto Post Road (heading north)
     + The hotel will be on the left after about 1/4 mile

       Parking is available in the rear of the hotel


IF TRAVELING BY AIR:

     The Radisson is conveniently located near T.F. Green Airport in Providence, Rhode Island. A Hotel Shuttle is available for your convenience
- just make a call from the Radisson's courtesy phone in the airport lobby. Taxis and rental cars are also available at the airport.



     The University Ballroom is located on the second floor of the Radisson Airport Hotel - turn right after exiting the elevator.

     The University Ballroom will open to shareholders at 9:30 a.m. Please allow adequate time to find parking and to be seated prior to the 10:00 a.m. starting time.



                    Thank you. We hope to see you there!